UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 23, 2023

(Date of earliest event reported)

U.S. BANCORP

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

1-6880	41-0255900
(Commission file number)	(IRS Employer Identification No.)

800 Nicollet Mall

Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

(651) 466-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	USB	New York Stock Exchange
Depositary Shares (each representing 1/100th interest in a share of Series A Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrA	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series B Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrH	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series K Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrP	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series L Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrQ	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series M Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrR	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series O Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrS	New York Stock Exchange
0.850% Medium-Term Notes, Series X (Senior), due June 7, 2024	USB/24B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        In accordance with his previously announced intention, which was disclosed on a Current Report on Form 8-K filed on November 10, 2022, Jeffry H. von Gillern will resign from his position as Vice Chair, Technology and Operations Services of U.S. Bancorp (the “Company”), on September 1, 2023. Mr. von Gillern will remain employed by the Company and serve as an advisor to the Company’s Chief Executive Officer through December 31, 2023.

(c)        In accordance with the Company’s prior organizational announcement, which was disclosed on a Current Report on Form 8-K filed on April 12, 2023, on August 23, 2023, the Company’s Board of Directors (the “Board”) appointed Terrance R. Dolan to the position of Vice Chair and Chief Administration Officer, effective September 1, 2023. Effective September 1, 2023, John C. Stern also was appointed Senior Executive Vice President and Chief Financial Officer of the Company, reporting to Mr. Dolan. Mr. Dolan will cease to be the Company’s Chief Financial Officer on September 1, 2023.

On August 23, 2023, the Board’s Compensation and Human Resources Committee also approved the following compensation arrangements for Mr. Stern in his new position. As of September 1, 2023, Mr. Stern will receive an increase in his base salary to an annualized amount of $700,000 and will be eligible to receive an annual cash incentive award with a target value of 180% of his base salary under the Company’s Annual Executive Incentive Plan. Mr. Stern also will continue to be eligible to receive annual long-term equity awards with a target grant date fair value of $2,500,000 at the time of grant in 2024 and with the structure and terms of such awards to reflect those granted to other executive officers at that time. Detailed information about the equity awards and other aspects of the Company’s executive compensation program can be found in its 2023 proxy statement.

A copy of the press release issued by the Company on August 23, 2023, for this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This Current Report on Form 8-K amends and supplements the Current Reports on Form 8-K filed by the Company on each of November 10, 2022 and April 12, 2023, and is being filed to provide information required pursuant to Items 5.02 of Form 8-K.

Item 8.01	Other Events.

On August 23, 2023, the Company issued a press release announcing these, and certain other, organizational changes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated August 23, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By:	/s/ James L. Chosy
James L. Chosy Senior Executive Vice President and General Counsel

Date: August 23, 2023

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